Report of Independent Auditors


To the Board of Directors and Management of SAMCO Fund, Inc.

In  planning   and   performing   our  audit  of  the
financial    statements   of   SAMCO   Fixed   Income
Portfolio,  a portfolio of SAMCO Fund,  Inc., for the
period from  December 30, 1997,  to October 31, 1998;
we  considered   its  internal   control,   including
control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The  management  of SAMCO Fund,  Inc. is  responsible
for  establishing and maintaining  internal  control.
In  fulfilling  this  responsibility,  estimates  and
judgments  by  management  are required to assess the
expected  benefits  and  related  costs of  controls.
Generally,  controls  that are  relevant  to an audit
pertain  to  the  entity's   objective  of  preparing
financial  statements for external  purposes that are
fairly   presented  in  conformity   with   generally
accepted   accounting   principles.   Those  controls
include   the    safeguarding   of   assets   against
unauthorized acquisition, use or disposition.

Because   of   inherent   limitations   in   internal
control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of  internal  control  would  not
necessarily   disclose   all   matters  in   internal
control  that  might  be  material  weaknesses  under
standards  established  by the American  Institute of
Certified  Public  Accountants.  A material  weakness
is a condition  in which the design or  operation  of
one  or  more  of  the  specific   internal   control
components  does  not  reduce  to  a  relatively  low
level the risk that  errors or fraud in amounts  that
would  be  material  in  relation  to  the  financial
statements   being  audited  may  occur  and  not  be
detected  within a timely  period by employees in the
normal   course   of   performing    their   assigned
functions.  However,  we noted no  matters  involving
internal   control  and  its   operation,   including
controls  for   safeguarding   securities,   that  we
consider to be material weaknesses as defined above at October 31, 1998.

This  report is intended  solely for the  information
and use of the board of directors  and  management of
SAMCO Fund,  Inc.  and the  Securities  and  Exchange
Commission  and is not  intended to be and should not
be  used  by  anyone   other  than  these   specified
parties.




/s/Ernst & Young LLP
ERNST & YOUNG LLP


December 3, 1998